Exhibit 24.1
POWER OF ATTORNEY
     KNOWN ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of Retail Ventures, Inc., which is about to file with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-3 for the registration of certain of its common shares, hereby constitutes and appoints Heywood Wilansky and James A. McGrady, or either of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments to such Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand as of the 12th day of May, 2005.

SIGNATURE	TITLE
/s/ Jay L. Schottenstein	Chairman of the Board of Directors

Jay L. Schottenstein

/s/ Heywood Wilansky	President and Chief Executive Officer (Principal Executive Officer)

Heywood Wilansky

/s/ James A. McGrady	Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal

James A. McGrady	Financial and Accounting Officer)

/s/ Henry L. Aaron

Henry L. Aaron	Director

/s/ Ari Deshe

Ari Deshe	Director

/s/ Jon P. Diamond

Jon P. Diamond	Director

/s/ Elizabeth M. Eveillard

Elizabeth M. Eveillard	Director

/s/ Harvey L. Sonnenberg

Harvey L. Sonnenberg	Director

/s/ James L. Weisman

James L. Weisman	Director